Exhibit 99.1

Dorian LPG Ltd. Declares Irregular Cash Dividend of $1.00 Per Share, Appoints New Director to its Board, Provides Update for Second Quarter 2025, and Announces Second Quarter 2025 Earnings Conference Call Date

STAMFORD, Conn., October 24, 2024 -- Dorian LPG Ltd. (NYSE: LPG) (the "Company" or "Dorian LPG"), today updated its financial and operational outlook for the quarter ended September 30, 2024, announced that its Board of Directors has declared an irregular cash dividend of $1.00 per share of the Company’s common stock, returning $42.8 million of capital to shareholders. The dividend is payable on or about November 25, 2024 to all shareholders of record as of the close of business on November 5, 2024. In addition, the Company’s Board of Directors (the “Board”) authorized the increase in its size to eight directors and appointed Mr. Mark Ross to fill the vacancy, effective immediately. The Company plans to issue a press release on Thursday, October 31, 2024 prior to the market open, announcing its unaudited financial results for the quarter and year ended September 30, 2024.

Earnings Conference Call

A conference call to discuss the results will be held on Thursday, October 31, 2024 at 10:00 a.m. ET. The conference call can be accessed live by dialing 1-800-245-3047, or for international callers, 1-203-518-9848, and requesting to be joined into the Dorian LPG call. A live webcast of the conference call will also be available under the investor section at www.dorianlpg.com.

A replay will be available at 1:00 p.m. ET the same day and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the replay is 11157466. The replay will be available until November 7, 2024, at 11:59 p.m. ET.

Outlook for the Quarter Ended September 30, 2024

The following unaudited financial data for the quarter ended September 30, 2024, is preliminary and based on information available to the Company at this time. The financial data has been prepared by and is the responsibility of the Company’s management and does not present all information necessary for an understanding of the Company’s financial condition as of September 30, 2024, and its results of operations for the three months ended September 30, 2024. Based on information available to the Company at this time, the Company expects that for the quarter ended September 30, 2024:

Time charter equivalent(1) revenues to be between	$80,700,000 — $82,700,000
Vessel operating expenses (including drydock-related expenses) to be between	$18,500,000 — $20,500,000
Charter hire expenses to be between	$8,900,000 — $10,900,000
General and administrative expenses (excluding stock-based compensation and certain cash bonuses) to be between	$5,300,000 — $7,300,000
Stock-based compensation and certain cash bonuses to be between	$9,900,000 — $10,300,000
Calendar days	1,932
Time chartered-in days	340
Available days	2,207
Cash and cash equivalents	$347,600,000 — $349,600,000
Long-term debt obligations(2)	$582,700,000 — $584,700,000

(1)	Time charter equivalent (“TCE”) is a non-U.S. GAAP measure. Refer to the reconciliation of revenues to TCE revenues included in this press release below.
(2)	Long-term debt obligations presented before the effect of deferred financing fees.

The Company has not finalized its financial statement closing process for the second quarter ended September 30, 2024. During the course of that process, the Company may identify items that would require it to make adjustments, which may be material to the information provided. As a result, the provided information constitutes forward-looking statements and is subject to risks and uncertainties, including possible adjustments to the preliminary results disclosed. Providing this information for this period does not constitute an obligation or intention to update this information for future time periods. Except as otherwise provided herein, capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Company’s Annual Report on Form 10-K.

Reconciliation to Non-GAAP Financial Information

Time Charter Equivalent Revenues

TCE revenues are a shipping industry non-U.S. GAAP measure of the revenue performance of a vessel used primarily to compare period-to-period changes in a shipping company’s performance despite changes in the mix of charter types (such as time charters, voyage charters) under which the vessels may be employed between the periods. The Company’s method of calculating TCE revenues is to subtract voyage expenses from shipping revenues for the relevant time period, which may not be calculated the same by other companies.

TCE revenues are not a recognized measure under U.S. GAAP and should not be regarded as a substitute for revenues. The Company’s presentation of TCE revenues does not imply, and should not be construed as an inference, that its future results will be unaffected by unusual or non-recurring items and should not be considered in isolation or as a substitute for a measure of performance prepared in accordance with U.S. GAAP.

The following table sets forth a reconciliation of revenues to TCE revenues (unaudited) for the period presented:

Three months ended
(In U.S. dollars)	September 30, 2024(1)
Revenues	$82,400,000
Voyage expenses	(700,000)
TCE revenues	$81,700,000

(1)	Based on the midpoint of the preliminary projection for the second quarter ended September 30, 2024, included herein.

Appointment of Director

On October 23, 2024, the Board, on the recommendation of its Nominating and Corporate Governance Committee, unanimously authorized the increase in the size of the Board from seven to eight directors, and, to fill the resulting vacancy, appointed Mark Ross to serve as a Class III director, effective immediately. Mr. Ross had a distinguished 34-year career at Chevron Corporation, most recently serving as the president of Chevron Shipping Company.

About Dorian LPG Ltd.

Dorian LPG is a leading owner and operator of modern Very Large Gas Carriers (“VLGCs”) that transport liquefied petroleum gas globally. Our fleet currently consists of twenty-five modern VLGCs, including twenty ECO VLGCs and four dual-fuel ECO VLGCs. Dorian LPG has offices in Stamford, Connecticut, USA; Copenhagen, Denmark; and Athens, Greece.

Visit our website at www.dorianlpg.com. Information on the Company’s website does not constitute a part of and is not incorporated by reference into this press release.

Forward-Looking & Other Cautionary Statements

The cash dividend referenced in this release is an irregular dividend. All declarations of dividends are subject to the determination and discretion of our Board of Directors based on its consideration of various factors, including the Company’s results of operations, financial condition, level of indebtedness, anticipated capital requirements, contractual restrictions, restrictions in its debt agreements, restrictions under applicable law, its business prospects and other factors that our Board of Directors may deem relevant.

This press release contains "forward-looking statements." Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "may," "will," "should" and similar expressions are forward-looking statements. These statements are not historical facts but instead represent only the Company's current expectations and observations regarding future results, many of which, by their nature are inherently uncertain and outside of the Company's control. Where the Company expresses an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, the Company’s forward-looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from future results expressed, projected, or implied by those forward-looking statements. The Company’s actual results may differ, possibly materially, from those anticipated in these forward-looking statements as a result of certain factors, including changes in the Company’s financial resources and operational capabilities and as a result of certain other factors listed from time to time in the Company's filings with the U.S. Securities and Exchange Commission. For more information about risks and uncertainties associated with Dorian LPG’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Dorian LPG’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. The Company does not assume any obligation to update the information contained in this press release.

Contact Information

Ted Young

Chief Financial Officer

+1 (203) 674-9900

IR@dorianlpg.com

Source: Dorian LPG Ltd.